UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2023

Biofrontera Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40943	47-3765675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Presidential Way, Suite 330 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 245-1325

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BFRI	The Nasdaq Stock Market LLC

Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC

Warrants to purchase common stock	BFRIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 21, 2023, Biofrontera, Inc. (the “Company”) entered into (a) a Business Loan and Security Agreement (the “Agreement A”) pursuant to which the lender (“Lender A”) has made a term loan to the Company in the principal amount of $2,000,000 (“Loan A”), evidenced by a Secured Promissory Note, effective as of December 21, 2023 (“Note A”), made by the Company in favor of Lender A; and (b) a Business Loan and Security Agreement (“Agreement B” and together with the Agreement A, the “Loan Agreements”) pursuant to which the lender (“Lender B”) has made a term loan to the Company in the principal amount of $2,000,000 (the “Loan B” and together with the Loan A, the “Loans”), evidenced by a Secured Promissory Note, effective as of December 21, 2023 (“Note B”), made by the Company in favor of Lender B.

Each of the Loans requires the Company to make weekly payments of principal and interest in the amount of approximately $102,857 during their respective terms, which will result in total interest payments of approximately $880,000 under each of the Loans, assuming all scheduled payments of principal and interest are made on time. Each of the Loans will mature on July 5, 2024. Each of the Loans is secured by a security interest in substantially all of the Company’s assets (the “Collateral”).

Each of the Loan Agreements includes limitations on the Company’s ability to sell, lease, transfer, or otherwise dispose of its assets outside the ordinary course of its business; or to create, incur, allow or suffer to exist any lien on any of its assets other than liens in favor of Lender A and Lender B and certain other permitted liens. Each of the Loan Agreements also contains customary representations and warranties and customary events of default, upon the occurrence of which, after any applicable grace period, the applicable lender would have the ability to accelerate its loan and exercise remedies with respect to the Collateral.

This description of the Agreement A, the Note A, the Agreement B, and the Note B does not purport to be complete and is qualified in its entirety by reference to the Agreement A, Note A, Agreement B, and the Note B, each of which will be attached as an exhibit to an amendment to this Current Report on Form 8-K and incorporated by reference into this Item 1.01 .

Item 1.02	Termination of a Material Definitive Agreement

In connection with entering into the Agreement A and Agreement B, the Company is in the process of voluntarily terminating the revolving line of credit between the Company and MidCap Business Credit LLC that provided for maximum borrowings of $6.5 million, subject to a borrowing base and an availability block. Once such termination is finalized, the Company will amend this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 21, 2023, the Company entered into the Loan Agreements, the Note A, and the Note B as described under Item 1.01 above. The description of the Loan Agreements, the Note A, and the Note B under Item 1.01 above is incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 28, 2023	Biofrontera Inc.
(Date)	(Registrant)

/s/ E. Fred Leffler III
E. Fred Leffler, III
Chief Financial Officer